Exhibit 99.1

Earnings Release FY18 Q3	Investor Contact	Media Contact
	Gerry Gould, VP-Investor Relations	Carla Burigatto, VP-Communications
	(781) 356-9402	(781) 348-7263
	gerry.gould@haemonetics.com	carla.burigatto@haemonetics.com

Haemonetics Reports 3rd Quarter Results, Raises Fiscal 2018 Guidance and Board of Directors Authorizes $260 Million Share Repurchase Program

Braintree, MA, February 6, 2018 - Haemonetics Corporation (NYSE:HAE) reported financial results for its third quarter and year-to-date (“YTD”) fiscal 2018, which ended December 30, 2017:

	3rd Quarter 2018	YTD 2018
Revenue, increase	$234 million, +2.7%	$670 million, +1.9%
Revenue, increase constant currency	+1.1%	+1.4%
Net (loss) income per diluted share	($0.12)	$0.63
Adjusted net income per diluted share	$0.62	$1.44
Cash flow from operating activities	$ 65 million	$ 163 million
Free cash flow before restructuring and turnaround	$ 38 million	$ 113 million

Chris Simon, Haemonetics’ CEO, stated: “Our strategy is working and we have good momentum in our businesses, including revenue mix, gross margin and net income. The Company moved forward with the Complexity Reduction Initiative and the turnaround is on track. We are raising our fiscal 2018 adjusted earnings per share and free cash flow guidance.”

GAAP RESULTS

Third quarter fiscal 2018 revenue of $234.0 million was up 2.7% and YTD fiscal 2018 revenue of $670.4 million was up 1.9%, compared to the same periods of fiscal 2017. Reported business unit revenue and revenue growth rates compared to the prior fiscal year periods were as follows ($ million):

	3rd Quarter 2018		YTD 2018
Plasma	$113.1	4.1%	$324.4	4.7%
Hospital	$46.7	9.1%	$134.5	6.2%
Hospital: Hemostasis Management	$19.9	17.6%	$55.6	14.2%
Hospital: Cell Processing	$26.8	3.5%	$78.9	1.3%
Blood Center	$74.2	(2.8)%	$211.5	(4.5)%

Third quarter fiscal 2018 gross margin was 47.6%, up 320 basis points as compared with the same quarter of the prior year. Operating expenses were $110.3 million, up $30.4 million or 38.1%. Restructuring and turnaround costs of $31.3 million and $6.7 million were included in operating income in the third quarters of fiscal 2018 and 2017, respectively. Operating income was $1.0 million, down $20.2 million or 95.2%, while operating margin was 0.4%, down 890 basis points as compared with the same quarter of fiscal 2017. Third quarter fiscal 2018 net loss was $6.5 million, compared with net income of $15.4 million in the prior year quarter, and the Company reported a loss per share of $0.12 compared with earnings per diluted share of $0.30 in the third quarter of the prior year.

The net loss in the third quarter of fiscal 2018 includes the impact of the U.S. Tax Cuts and Jobs Act (”Tax Reform”). The Company recorded a net discrete tax provision of $5 million as a component of tax expense related to Tax Reform enacted during the quarter. The adjustment included a net $12 million transition tax on earnings of certain foreign subsidiaries that were previously tax deferred, partly offset by a $7 million benefit from the revaluation of deferred tax items using the lower corporate tax rates effective on January 1, 2018.

ADJUSTED RESULTS

On a constant currency basis, revenue for the third quarter of fiscal 2018 was up 1.1% compared to the third quarter of fiscal 2017 and up 1.4% compared to YTD fiscal 2017. Business unit organic revenue growth rates, which exclude the impact of the SEBRA divestiture in Plasma and the impact of currency, compared to the prior fiscal year periods, were as follow:

	3rd Quarter 2018	YTD 2018
Plasma	5.0%	6.0%
Hospital	6.3%	5.5%
Hospital: Hemostasis Management	15.7%	14.2%
Hospital: Cell Processing	0.6%	0.4%
Blood Center	(5.1)%	(5.3)%

In North America, the Company reported 8% growth in Plasma disposables revenue and strong growth in software revenue in the third quarter, which were partially offset by declines in liquid solutions revenue.

In the third quarter, adjusted gross margin was 47.6%, up 310 basis points compared with the same quarter of the prior year, due to favorable mix, productivity and currency. Adjusted operating expenses were $69.7 million, up $2.9 million or 4.4%. Adjusted operating income was $41.8 million, up $7.1 million or 20.5%, while operating margin was 17.9%, up 270 basis points as compared with the same quarter of fiscal 2017. Favorable foreign currency contributed about 100 basis points to operating margin improvement.

Tax Reform will reduce the Company’s fiscal 2018 adjusted income tax rates. The adjusted tax rate of 18.0% in the third quarter of fiscal 2018 compares with an adjusted tax rate of 30.5% in the prior year third quarter and reflects the benefit of Tax Reform upon the current fiscal 2018 tax rate on adjusted income.

Third quarter adjusted net income was $33.6 million, up $11.1 million or 49.3%, and adjusted earnings per share was $0.62, up 44% versus $0.43 in the third quarter of fiscal 2017. The

Company noted favorable adjusted earnings per share impacts of $0.10 attributed to the lower tax rate and $0.04 attributable to favorable currency, partly offset by ($0.02) dilution due to an increase in share count.

BALANCE SHEET AND CASH FLOW

Cash on hand was $251.6 million, a YTD increase of $112.0 million. YTD fiscal 2018 free cash flow was $113.4 million before restructuring and turnaround funding requirements, up 33% compared to the same period of the prior year.

STOCK REPURCHASE PROGRAM

The Company announced that its Board of Directors has authorized the repurchase of up to $260 million of Haemonetics common shares through March 30, 2019. The stock repurchase program, when implemented, will help to offset the dilutive impact of recent and future employee equity grants. In addition to this stock repurchase activity, the Company’s capital allocation strategy continues to prioritize funding of all planned internal investments to support the business as well as external opportunities to accelerate its long-term growth plans.

Under the stock repurchase program, the Company is authorized to repurchase, from time to time, outstanding shares of common stock in accordance with applicable laws on the open market, including under trading plans established pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and in privately negotiated transactions. The actual timing, number and value of shares repurchased will be determined by the Company at its discretion and will depend on a number of factors, including market conditions, applicable legal requirements and compliance with the terms of loan covenants. The stock repurchase program may be suspended, modified or discontinued at any time, and the Company has no obligation to repurchase any amount of its common stock under the program.

RESTRUCTURING AND TURNAROUND EXPENSES, DEAL AMORTIZATION AND GAIN ON DIVESTITURE

The Company incurred $31.3 million of restructuring and turnaround costs in the third quarter of fiscal 2018 and $6.7 million of such costs in the third quarter of fiscal 2017. Deal amortization expenses of $6.5 million were recorded in the third quarters of fiscal 2018 and 2017. In YTD fiscal 2018 and 2017, the Company incurred $39.6 million and $27.2 million, respectively, of restructuring and turnaround costs. YTD deal amortization expenses were $19.5 million in fiscal 2018 and $20.6 million in fiscal 2017.

Restructuring and turnaround costs and deal amortization expenses were excluded from the computations of third quarter and YTD adjusted earnings in both fiscal 2018 and 2017. The net discrete tax provision of $5 million recorded as a component of tax expense related to Tax Reform was excluded from third quarter and YTD adjusted earnings. Also excluded from YTD fiscal 2018 adjusted earnings was a gain of $8.0 million, or $0.09 per share, realized upon the divestiture of the Company’s SEBRA line of benchtop and hand held sealers.

FISCAL 2018 GUIDANCE

Consistent with previous guidance, fiscal 2018 revenue is expected to approximate fiscal 2017 revenue on a basis that excludes currency impact of over 50 basis points. Business unit revenue growth guidance ranges are revised and the Company is raising its fiscal 2018 adjusted earnings and free cash flow guidance:

	Previous	Revised
Plasma revenue	3 - 5%	~ 5% (a)
Hospital revenue	7 - 10%	~ 6%
Blood Center revenue	(7 - 10%)	~ (7%)
Operating Margin (GAAP)	7 - 8%	6 - 7%
Earnings per Share (GAAP)	$1.05 - $1.15	$.80 - $.85
Adjusted Operating Margin	14 - 15%	14 - 15%
Adjusted Earnings per Share	$1.65 - $1.75	$1.80 - $1.90
Free Cash Flow, Before Restructuring & Turnaround	~ $100 million	~ $125 million
(a) organic growth

The Company expects its fourth quarter and full year fiscal 2018 effective tax rates on adjusted earnings to approximate the YTD tax rate. In addition to previously anticipated investments, the revised fiscal 2018 guidance ranges provided include opportunistic fourth quarter investments that are strategically important to growth acceleration in fiscal 2019 and beyond:

	Previous	Revised
Capital expenditures	$40 - 50 million	$40 - 50 million
Operating expenses, net of tax benefit	15 - 25 million	20 - 30 million
Investments	$55 - 75 million	$60 - 80 million
Operating expense investments, on an after tax basis	$0.40-$0.50	$0.50-$0.60

COMPLEXITY REDUCTION INITIATIVE

The Company’s Complexity Reduction Initiative, a strategic restructuring effort, is expected to deliver $80 million in annual run rate savings. Savings are expected to be minimal in fiscal 2018 and to reach the full annual run rate by the end of fiscal 2020. The Company plans to invest savings in growth areas such as the launch of NexSys PCS, clinical trials for hospital-based products, manufacturing capacity for equipment and disposables, additional sales and clinical representatives and employee development. The Company expects to incur aggregate restructuring charges of $50-$60 million to complete the initiative, which will be excluded from adjusted earnings. Approximately $30 million of such charges were recorded in the third quarter of fiscal 2018, principally for severance.

WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS

Haemonetics will host a webcast to discuss third quarter fiscal 2018 results on Tuesday, February 6, 2018 at 8:00am Eastern Time. Interested parties may participate at: https://edge.media-server.com/m6/p/qyrbnnof.

The Company is posting this press release to its Investor Relations website, in addition to results analyses that will be referenced on the webcast. The analyses can be accessed by the following direct link: http://phx.corporate-ir.net/External.File?item=UGFyZW50SUQ9Mzk3MjEwfENoaWxkSUQ9LTF8VHlwZT0z&t=1&cb=636522408622805856.

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative hematology products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

FORWARD LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the development and commercialization of, and regulatory approvals related to, the Company’s products, and plans or objectives related to the Complexity Reduction Initiative, (ii) estimates or projections of financial results, financial condition, capital expenditures, capital structure or other financial items, including with respect to Tax Reform and the stock repurchase program, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences.
Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our ability to implement the Complexity Reduction Initiative as planned, on the anticipated timeline and at the anticipated cost, our ability to realize the estimated savings from the Complexity Reduction Initiative, technological advances in the medical field and standards for transfusion medicine and our ability to successfully offer products that incorporate such advances and standards, product quality, market acceptance, regulatory uncertainties, including in the receipt or timing of regulatory approvals, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, and the effect of industry consolidation as seen in the plasma market.  These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.
MANAGEMENT’S USE OF NON-GAAP MEASURES

Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets, and forecast future results. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations. When used in this release, constant currency measures the change in revenue using a constant currency conversion rate. Organic revenue growth excludes the impact of currency, and acquisition and divestiture activities. Adjusted gross profit, operating expenses, operating income, net income and earnings per share exclude restructuring and turnaround costs, deal amortization expenses, certain legal and other expenses, and non-cash write-downs of goodwill and other intangible assets. Adjusted net income and earnings per share also exclude gains and losses on asset dispositions. Free cash flow is defined as cash provided by operating activities less capital expenditures, net of the proceeds from the sale of property, plant and equipment. Reconciliations of these measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of (Loss) Income for the Third Quarter of FY18 and FY17
(Data in thousands, except per share data)

	12/30/2017	12/31/2016	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$234,043	$227,841	2.7%
Gross profit	111,295	101,079	10.1%

R&D	12,427	8,462	46.9%
S,G&A	97,855	71,405	37.0%
Operating expenses	110,282	79,867	38.1%

Operating income	1,013	21,212	(95.2)%

Interest and other expense, net	(806)	(2,275)	(64.6)%
Income before taxes	207	18,937	(98.9)%

Tax expense	6,754	3,544	90.6%

Net (loss) income	$(6,547)	$15,393	n/m

Net (loss) income per common share assuming dilution	$(0.12)	$0.30	n/m

Weighted average number of shares:
Basic	53,090	51,708
Diluted	53,090	52,103

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	47.6%	44.4%	3.2%
R&D	5.3%	3.7%	1.6%
S,G&A	41.8%	31.3%	10.5%
Operating income	0.4%	9.3%	(8.9)%
Income before taxes	0.1%	8.3%	(8.2)%
Net (loss) income	(2.8)%	6.8%	(9.6)%

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income for Year-to-Date FY18 and FY17
(Data in thousands, except per share data)

	12/30/2017	12/31/2016	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$670,371	$658,050	1.9%
Gross profit	307,522	296,383	3.8%

R&D	28,141	28,235	(0.3)%
S,G&A	237,499	230,023	3.3%
Operating expenses	265,640	258,258	2.9%

Operating income	41,882	38,125	9.9%

Gain on divestiture	8,000	—	n/m
Interest and other expense, net	(3,562)	(6,414)	(44.5)%
Income before taxes	46,320	31,711	46.1%

Tax expense	12,628	6,839	84.6%

Net income	$33,692	$24,872	35.5%

Net income per common share assuming dilution	$0.63	$0.48	31.3%

Weighted average number of shares:
Basic	52,717	51,369
Diluted	53,285	51,671

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	45.9%	45.0%	0.9%
R&D	4.2%	4.3%	(0.1)%
S,G&A	35.4%	35.0%	0.4%
Operating income	6.2%	5.8%	0.4%
Income before taxes	6.9%	4.8%	2.1%
Net income	5.0%	3.8%	1.2%

Revenue Analysis for the Third Quarter of FY18 and FY17
(Data in thousands)

	Three Months Ended
	12/30/2017	12/31/2016	Reported growth	Currency impact	Constant currency growth (1)
	(unaudited)
Revenues by geography
United States	$140,840	$136,759	3.0%	—%	3.0%
International	93,203	91,082	2.3%	3.8%	(1.5)%
Net revenues	$234,043	$227,841	2.7%	1.6%	1.1%

Revenues by business unit
Plasma (2)	$113,098	$108,655	4.1%	0.7%	3.4%
Blood Center	74,227	76,354	(2.8)%	2.3%	(5.1)%
Cell Processing	26,829	25,918	3.5%	2.9%	0.6%
Hemostasis Management	19,889	16,914	17.6%	1.9%	15.7%
Net revenues	$234,043	$227,841	2.7%	1.6%	1.1%
(1) Constant currency growth, a non-GAAP financial measure, measures the change in sales between the current and prior year period using a constant currency. See description of non-GAAP financial measures contained in this release.

(2) Plasma revenue during the three months ended December 31, 2016 included $1.6 million of revenue associated with the SEBRA line.

Revenue Analysis for Year-to-Date FY18 and FY17
(Data in thousands)

	Nine Months Ended
	12/30/2017	12/31/2016	Reported growth	Currency impact	Constant currency growth (1)
	(unaudited)
Revenues by geography
United States	$410,671	$393,302	4.4%	—%	4.4%
International	259,700	264,748	(1.9)%	1.0%	(2.9)%
Net revenues	$670,371	$658,050	1.9%	0.5%	1.4%

Revenues by business unit
Plasma (2)	$324,376	$309,868	4.7%	0.2%	4.5%
Blood Center	211,502	221,567	(4.5)%	0.8%	(5.3)%
Cell Processing	78,929	77,949	1.3%	0.9%	0.4%
Hemostasis Management	55,564	48,666	14.2%	—%	14.2%
Net revenues	$670,371	$658,050	1.9%	0.5%	1.4%
(1) Constant currency growth, a non-GAAP financial measure, measures the change in sales between the current and prior year period using a constant currency. See description of non-GAAP financial measures contained in this release.

(2) Plasma revenue during the nine months ended December 31, 2016 included $4.7 million of revenue associated with the SEBRA line.

Condensed Consolidated Balance Sheets
(Data in thousands)

	As of
	12/30/2017	4/1/2017
	(unaudited)
Assets
Cash and cash equivalents	$251,591	$139,564
Accounts receivable, net	146,718	152,683
Inventories, net	158,840	176,929
Other current assets	32,564	40,853
Total current assets	589,713	510,029
Property, plant & equipment, net	330,026	323,862
Intangible assets, net	163,946	177,540
Goodwill	211,086	210,841
Other assets	16,943	16,437
Total assets	$1,311,714	$1,238,709

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$151,465	$61,022
Other current liabilities	172,713	150,157
Total current liabilities	324,178	211,179
Long-term debt	118,702	253,625
Other long-term liabilities	46,027	34,295
Stockholders' equity	822,807	739,610
Total liabilities & stockholders' equity	$1,311,714	$1,238,709

Condensed Consolidated Statements of Cash Flows
(Data in thousands)

	Nine Months Ended
	12/30/2017	12/31/2016
	(unaudited)
Cash Flows from Operating Activities:
Net income	$33,692	$24,872
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	66,267	67,531
Gain on divestiture	(8,000)	—
Stock-based compensation expense	7,360	6,608
Provision for losses on accounts receivable and inventory	514	11,398
Impairment of assets	218	3,413
Change in other non-cash operating activities	398	1,216
Change in accounts receivable, net	8,204	3,878
Change in inventories, net	17,460	(13,960)
Change in other working capital	36,610	20,205
Net cash provided by operating activities	162,723	125,161
Cash Flows from Investing Activities:
Capital expenditures	(55,696)	(60,517)
Proceeds from divestiture	9,000	—
Proceeds from sale of property, plant and equipment	1,627	1,773
Net cash used in investing activities	(45,069)	(58,744)
Cash Flows from Financing Activities:
Debt repayments, net	(44,475)	(71,802)
Proceeds from employee stock programs	36,485	21,838
Net cash used in financing activities	(7,990)	(49,964)
Effect of exchange rates on cash and cash equivalents	2,363	(1,937)
Net Change in Cash and Cash Equivalents	112,027	14,516
Cash and Cash Equivalents at Beginning of the Period	139,564	115,123
Cash and Cash Equivalents at End of Period	$251,591	$129,639

Free Cash Flow Reconciliation:
Cash provided by operating activities	$162,723	$125,161
Capital expenditures, net of proceeds from sale of property, plant and equipment	(54,069)	(58,744)
Free cash flow after restructuring and turnaround costs	108,654	66,417
Restructuring and turnaround costs	13,253	26,252
Tax benefit on restructuring and turnaround costs	(8,549)	(7,683)
Free cash flow before restructuring and turnaround costs	$113,358	$84,986

Haemonetics Corporation Financial Summary
Reconciliation of Non-GAAP Measures

Haemonetics has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures. There are material limitations to the usefulness of non-GAAP measures on a standalone basis, including the lack of comparability to the GAAP financial results of other companies.
These measures are used by management to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are established based upon these non-GAAP measures. In the reconciliations below, we have removed restructuring, turnaround and other costs from our GAAP expenses. Our restructuring and turnaround costs for the periods reported are principally related to employee severance and retention, program management, implementation of outsourcing initiatives, accelerated depreciation and other costs associated with the fiscal 2018 Complexity Reduction Initiative launched on November 1, 2017.
In addition to restructuring and turnaround costs, we are reporting non-GAAP earnings before deal amortization, asset impairments, legal charges and gain on divestiture.
We believe this information is useful to investors because it allows for an evaluation of the Company with a focus on the performance of our core operations.

Reconciliation of Adjusted Measures for the Third Quarter of FY18 and FY17
(Data in thousands except per share data)
	Three Months Ended
	12/30/2017	12/31/2016
	(unaudited)
GAAP gross profit	$111,295	$101,079
Restructuring and turnaround costs	212	156
Impairment of assets	—	210
Adjusted gross profit	$111,507	$101,445

GAAP operating expenses	$110,282	$79,867
Restructuring and turnaround costs	(31,086)	(6,606)
Deal amortization	(6,506)	(6,530)
Legal charges (1)	(3,011)	—
Adjusted operating expenses	$69,679	$66,731

GAAP operating income	$1,013	$21,212
Restructuring and turnaround costs	31,298	6,762
Impairment of assets	—	210
Deal amortization	6,506	6,530
Legal charges (1)	3,011	—
Adjusted operating income	$41,828	$34,714

GAAP net (loss) income	(6,547)	15,393
Restructuring and turnaround costs	31,298	6,738
Impairment of assets	—	210
Deal amortization	6,506	6,530
Legal charges (1)	3,011	—
Tax benefit associated with adjustments	(6,003)	(6,343)
Tax reform impact	5,373	—
Adjusted net income	$33,638	$22,528

GAAP net (loss) income per common share	$(0.12)	$0.30
Adjusted items after tax per common share assuming dilution	$0.74	$0.13
Adjusted net income per common share assuming dilution	$0.62	$0.43
(1) Reflects net impact of proposed settlement charges associated with the fiscal 2017 voluntary whole blood collection kits recall

Reconciliation of Adjusted Measures for Year-to-Date FY18 and FY17
(Data in thousands except per share data)
	Nine Months Ended
	12/30/2017	12/31/2016
	(unaudited)
GAAP gross profit	$307,522	$296,383
Restructuring and turnaround costs	478	405
Impairment of assets	—	1,134
Adjusted gross profit	$308,000	$297,922

GAAP operating expenses	$265,640	$258,258
Restructuring and turnaround costs	(39,090)	(26,810)
Impairment of assets	—	(391)
Deal amortization	(19,501)	(20,611)
Legal charges (1)	(3,011)
Adjusted operating expenses	$204,038	$210,446

GAAP operating income	$41,882	$38,125
Restructuring and turnaround costs	39,568	27,215
Impairment of assets	—	1,525
Deal amortization	19,501	20,611
Legal charges (1)	3,011
Adjusted operating income	$103,962	$87,476

GAAP net income	33,692	24,872
Restructuring and turnaround costs	39,568	27,151
Impairment of assets	—	1,525
Deal amortization	19,501	20,611
Gain on divestiture	(8,000)	—
Legal charges (1)	3,011
Tax benefit associated with adjustments	(16,369)	(15,217)
Tax reform impact	5,373	—
Adjusted net income	$76,776	$58,942

GAAP net income per common share	$0.63	$0.48
Adjusted items after tax per common share assuming dilution	$0.81	$0.66
Adjusted net income per common share assuming dilution	$1.44	$1.14
(1) Reflects net impact of proposed settlement charges associated with the fiscal 2017 voluntary whole blood collection kits recall